UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                       Date of Report (Date of earliest event reported)                                                                                                              December 13, 2011

                                                Lakeland Financial Corporation
                                                                                                                                       (Exact name of registrant as specified in its charter)

Commission File Number:  000-11487

Indiana	35-1559596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

                                                                                                              (574) 267-6144
                                                                                                                          (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Change in Control Agreements.

The Compensation Committee (the “Committee”) of the Board of Directors of the Company approved amendments (the “Amendments”), effective December 13, 2011, of the Form of Change in Control Agreement entered into between the Company and each of Michael L. Kubacki, David M. Findlay and Kevin L. Deardorff and of the Change in Control Agreement entered into between the Company and Eric H. Ottinger (collectively, the “Agreements”).  The Amendments do the following:

1.	Revise the golden parachute payment adjustment provision of the Agreements to eliminate any excise tax gross up under the Agreements.

2.
Remove the following from the calculation of the change in control severance amount under the Agreements: (A) the aggregate dollar amount accrued under the long term incentive plan payable in the two plan years subsequent to a change in control and (B) any incentive compensation accrued or payable in the year of a change in control other than the amount payable as annual bonus compensation for the year in which the change in control occurs.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibit 10.1 (Second Amendment of Form of Change in Control Agreement) and Exhibit 10.2 (First Amendment of Eric H. Ottinger Change in Control Agreement) to this Current Report on Form 8-K and are incorporated herein by reference.

Adoption of Change in Control Agreement.

The Committee approved a Change in Control Agreement (the “Gavin Agreement”) with Michael E. Gavin, Executive Vice President, effective December 13, 2011, containing the terms described below.  Pursuant to the terms of the Gavin Agreement, in the event of a termination of Mr. Gavin’s employment by the Company within 12 months before or 12 months after a change in control of the Company, or in the event that Mr. Gavin terminates his employment with the Company within 12 months after a change in control of the Company, Mr. Gavin will be eligible to receive the following benefits:

1.
A lump sum severance payment in the amount of two times the sum of: (A) the greater of Mr. Gavin’s then-current base salary or his base salary as of the date one day prior to the change in control and (B) the designated percentage of the amount determined under (A) immediately above payable as annual bonus compensation for the year in which the change in control occurs.

2.	Continuation of medical and dental benefits for a period not to exceed 24 months.

The foregoing description of the Gavin Agreement is qualified in its entirety by reference to the full text of the Gavin Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Second Amendment of Form of Change in Control Agreement entered into with Michael L. Kubacki, David M. Findlay and Kevin L. Deardorff.

10.2	First Amendment of Change in Control Agreement entered into with Eric H. Ottinger.

10.3	Change in Control Agreement entered into with Michael Gavin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Financial Corporation

Dated: December 19, 2011	By:/s/ David M. Findlay
David M. Findlay
President and Chief Financial Officer

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